         NEWS RELEASE

BROWN-FORMAN NAMES JIM PETERS CHIEF FINANCIAL OFFICER

LOUISVILLE, KY – March 16, 2026 – Brown-Forman Corporation (NYSE: BFA, BFB) today announced the election of Jim Peters as its new Executive Vice President and Chief Financial Officer (CFO), effective March 31, 2026. As CFO, Peters will join the senior executive team and report to President and CEO Lawson Whiting.
Peters joins Brown-Forman following a distinguished career at Whirlpool Corporation, where he most recently led enterprise transformation initiatives as Executive Vice President. He succeeds Leanne Cunningham, who will retire effective May 1, 2026.
"Jim is a seasoned financial leader who brings a proven track record of driving operational discipline and resilience through complex global cycles,” said Lawson Whiting, President and CEO, Brown-Forman Corporation. “His expertise in navigating margin pressures and volatile consumer demand across North America, Europe, and Asia will be invaluable as we navigate today’s macroeconomic headwinds. Beyond his technical depth, Jim is a values-based leader with a strong commitment to developing the next generation of talent."
Prior to his most recent role, Peters served as Whirlpool’s Executive Vice President, Chief Financial and Administrative Officer. In that capacity, his accountability extended beyond finance to legal, IT, and corporate strategy. He was also previously responsible for corporate relations and sustainability. Jim originally assumed the CFO role at Whirlpool in 2016.
“I am honored to join Brown-Forman, a company with such a rich heritage and iconic portfolio of brands,” said Peters. “I look forward to working with Lawson and the entire team to build upon the company's strong foundation and to continue delivering sustainable value for our shareholders and stakeholders worldwide.”
Peters’ tenure at Whirlpool included serving as Vice President, Corporate Controller, and Chief Accounting Officer beginning in 2015. Previously, he was CFO of the Whirlpool North American region, where he managed a finance organization of more than 300 people and oversaw strategic planning, budgeting, and forecasting. He also held the role of Vice President and CFO of Whirlpool’s EMEA region starting in 2008. Before joining the company in 2004, Peters held management positions at Limited Brands and Ernst & Young.
Peters earned a Bachelor’s degree in Accounting and Business Administration from the University of Kansas and a Master of Business Administration from the Indiana University Kelley School of Business.
About Brown-Forman

Brown-Forman Corporation is a global leader in the spirits industry, responsibly building exceptional beverage alcohol brands for more than 155 years. Headquartered in Louisville, Kentucky, we are guided by our founding promise, “Nothing Better in the Market.” Our premium portfolio includes the Jack Daniel’s Family of Brands, Woodford Reserve, Old Forester, New Mix, el Jimador, Herradura, The Glendronach, Glenglassaugh, Benriach, Diplomático Rum, Gin Mare, Fords Gin, Chambord, and Slane. With approximately 5,000 employees worldwide, we proudly share our passion for fine-quality spirits in more than 170 countries. Learn more at brown-forman.com and stay connected with us on LinkedIn, Instagram, and X.

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Contacts:

Elizabeth Conway, Director, External Communications
Elizabeth_Conway@b-f.com

Sue Perram, Vice President, Investor Relations
Sue_Perram@b-f.com

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